SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Agreement"), is entered into and made effective as of March 6, 2007, by and between GS AGRIFUELS CORPORATION, a Delaware corporation with its principal place of business located at One Penn Plaza, Suite 1612, New York, New York 10119 (the "Company"), in favor of ____________________________________ (the "Secured Party").

WHEREAS, Secured Party is the holder of that certain Expansion Debenture in the original principal amount of $_____________________________, and those certain Term Debentures in the aggregate original principal amount of
$_________________________, each of which debentures were issued on even date herewith by the Company (the "Convertible Debentures"), which Convertible Debentures are or shall be convertible into shares of the Company's common stock, par value $0.001, and were issued pursuant to that certain Share Purchase Agreement by and between the Company and the Secured Party of even date herewith (the "Share Purchase Agreement";

     WHEREAS, to induce Secured Party to enter into the transactions contemplated by the Share Purchase Agreement and all related documents entered into in connection therewith (collectively along with the Convertible Debentures referred to as the "Transaction Documents"), the Company hereby grants to the Secured Party a security interest in and to the pledged property on Exhibit A hereto (collectively referred to as the "Pledged Property") to secure all of the Obligations (as defined below).

     NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1.
                         DEFINITIONS AND INTERPRETATIONS

         Section 1.1.      Recitals.

         The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

         Section 1.2.      Interpretations.

         Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

         Section 1.3.      Obligations Secured.

The security interest created hereby in the Pledged Property constitutes continuing collateral security for all of the obligations of the Company now existing or hereinafter incurred to the Secured Party, whether oral or written and whether arising before, on or after the date hereof including, without limitation following obligations (collectively, the "Obligations"):

     (a) The payment by the Company, as and when due and payable (by scheduled maturity, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Expansion Debenture;

     (b) The payment by the Company, as and when due and payable (by scheduled maturity, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Term Debentures;

     (c) for so long as the Convertible Debentures are outstanding, the due performance and observance by the Company of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, the Company's obligations with respect to any conversion or redemption rights of the Secured Party under the Convertible Debentures.

                                   ARTICLE 2.
                       PLEDGED PROPERTY; EVENT OF DEFAULT

         Section 2.1.      Pledged Property.

     (a) As collateral security for all of the Obligations, the Company hereby pledges to the Secured Party, and creates in the Secured Party for its benefit, a continuing security interest in and to all of the Pledged Property whether now owned or hereafter acquired.

     (b) Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge, file, record and deliver to the Secured Party any documents reasonably requested by the Secured Party to perfect its security interest in the Pledged Property. Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge and deliver to the Secured Party such documents and instruments, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party's reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Property, and the Secured Party shall hold such documents and instruments as secured party, subject to the terms and conditions contained herein.

     (c) The Secured Party hereby agrees to subordinate its security interests granted herein to those of any current or future creditor of the Company from whom the Company obtains an asset-backed or other loan, debenture or other credit agreement in its ordinary course of business (including, without limitation, any secured credit agreements specifically obtained for the purpose of completing the Expansion).

         Section 2.2.      Event of Default

     An "Event of Default" shall be deemed to have occurred under this Agreement upon an Event of Default under and as defined in the Convertible Debentures.

                                   ARTICLE 3.
                                   PERFORMANCE

         Section 3.1.      Secured Party May Perform.

     If the Company fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Company under Section 8.3.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES

         Section 4.1.      Authorization; Enforceability.

     Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights or by the principles governing the availability of equitable remedies.

                                   ARTICLE 5.
                                DEFAULT; REMEDIES

         Section 5.1       Method of Realizing Upon the Pledged Property:
                           Other Remedies.

     If any Event of Default shall have occurred and be continuing:

     (a) The Secured Party may exercise in respect of the Pledged Property, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the affected Pledged Property).

     (b) Any cash held by the Secured Party as Pledged Property and all cash proceeds received by the Secured Party in respect of any sale of or collection from, or other realization upon, all or any part of the Pledged Property shall be applied (after payment of any amounts payable to the Secured Party pursuant to Section 8.3 hereof) by the Secured Party against, all or any part of the Obligations in such order as the Secured Party shall elect, consistent with the provisions of the Share Purchase Agreement. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be returned to the Company.

     (c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company shall be liable for the deficiency, together with interest thereon at the rate specified in the Convertible Debentures for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

     (d) The Company hereby acknowledges that if the Secured Party complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Pledged Property, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Pledged Property.

         Section 5.2       Duties Regarding Pledged Property.

     The Secured Party shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property that may actually be in the Secured Party's possession.

                                   ARTICLE 6.
                                  MISCELLANEOUS

         Section 6.1.      Notices.

         All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on: (a) the date of delivery, if delivered in person or by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

If to the Company, to:     GS AgriFuels Corporation
                           One Penn Plaza, Suite 1612
                           New York, New York 10119
                           Attn: Tom Scozzafava, Chief Executive Officer

If to the Holder:          [ENTER NAME]
                           [ENTER ADDRESS]
                           [ENTER ADDRESS]



     Any party may change its address by giving notice to the other party stating its new address. Commencing on the TENTH (10TH) day after the giving of such notice, such newly designated address shall be such party's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

         Section 6.2.      Severability.

     If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

         Section 6.3.      Expenses.

     In the event of an Event of Default, the Company will pay to the Secured Party the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with: (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Company to perform or observe any of the provisions hereof.

         Section 6.4.      Waivers, Amendments, Etc.

     The Secured Party's delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waive, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith. Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party in the case of any such waiver, and signed by the Secured Party and the Company in the case of any such amendment, change or modification.

         Section 6.5.      Continuing Security Interest; Partial Release.

     (a) This Agreement shall create a continuing security interest in the Pledged Property and shall: (i) remain in full force and effect until payment or conversion in full of the Convertible Debentures; (ii) be binding upon the Company and its successors and assigns; and (iii) inure to the benefit of the Secured Party and its successors and assigns. Upon the payment or satisfaction in full or conversion in full of the Convertible Debentures, this Agreement and the security interest created hereby shall terminate, and, in connection therewith, the Company shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with
          Section 5.2 hereof or otherwise applied pursuant to the terms hereof and the Secured Party shall deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

     (b) Effective upon the closing of a disposition of any Pledged Property, provided the Secured Party consents in writing prior to such disposition or such disposition is made in the ordinary course of business, the security interest granted hereunder in the Pledged Property so disposed of shall terminate and the Secured Party shall deliver such documents as the Company shall reasonably request to evidence such termination; provided, however, the security interest granted hereunder in all remaining Pledged Property shall remain in full force and effect.

         Section 6.6.      Independent Representation.

     Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

         Section 6.7.      Applicable Law:  Jurisdiction.

     This Agreement shall be governed by the laws of the State of New York and the United States of America (regardless of the laws that might be applicable under principles of conflicts of law or international law) as to all matters including, but not limited to, matters of validity, construction, effect and performance.

         Section 6.8.      Waiver of Jury Trial.

     AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE COMPANY, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

         Section 6.9.      Entire Agreement.

     This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.





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IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

                                GS AGRIFUELS CORPORATION





                                By:      __________________________
                                Name:    Tom Scozzafava
                                Title:   President and Chief Executive Officer





[ENTER NAMER]



By:      __________________________
         [ENTER NAME]
         Individually









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                                    EXHIBIT A
                         DEFINITION OF PLEDGED PROPERTY


_____________________________________________________________(_________________)
shares of Sustainable Systems, Inc. common stock held by GS AgriFuels
Corporation.